Exhibit 10.6
EXECUTION VERSION

DIRECTOR DESIGNATION AGREEMENT
This DIRECTOR DESIGNATION AGREEMENT (this “Agreement”) is dated as of July 17, 2013, by and among (i) Diamond Resorts International, Inc., a Delaware corporation (the “Company”), (ii) Cloobeck Diamond Parent, LLC, a Nevada limited liability company (“CDP”), and (iii) DRP Holdco, LLC, a Delaware limited liability company (“DRPH”).

WHEREAS, the Company is contemplating an initial public offering (such an initial public offering, the “IPO”) of its common stock, $0.01 par value per share (the “Common Stock”);

WHEREAS, in contemplation of, and as part of a single transaction with, the IPO, CDP, DRPH and the other then-current unitholders of Diamond Resorts Parent, LLC, a Nevada limited liability company (“DRP”), will transfer their respective Class A and Class B units of DRP (collectively, the “Units”) to the Company in exchange for shares of Common Stock (the “LLC Exchange”);

WHEREAS, the Company wishes to agree with each of CDP and DRPH to nominate a number of directors selected by each of CDP and DRPH, respectively, pursuant to the terms and conditions set forth in this Agreement; and

WHEREAS, in connection therewith, CDP and DRPH will agree to certain standstill provisions following the consummation of the IPO.

NOW THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The following terms shall have the corresponding meanings for purposes of this Agreement:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. As used in this definition, the term “control” means the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of such a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary, the term “Affiliate” with respect to DRPH shall not include (i) funds managed by the same investment manager as DRPH and (ii) portfolio companies of DRPH.

“Designating Party” means each of CDP and DRPH.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country, or any domestic or foreign state, province, county, city, other political subdivision or any other similar body or organization exercising similar powers or authority.

“Law” means the common law of any jurisdiction, or any provision of any foreign, federal, state or local law, statute, rule, regulation, order, Permit, judgment, injunction, decree or other decision of any court or other tribunal or Governmental Authority legally binding on the relevant Person or its properties.

“Lien” means any lien, claim, charge, restriction, option, preemptive right, mortgage, hypothecation, assessment, pledge, encumbrance or security interest of any kind or nature whatsoever.

“NYSE Rules” means the rules of the New York Stock Exchange, as such rules may be amended or supplemented from time to time, or, if the Common Stock is listed on a securities exchange or quotation system other than the New York Stock Exchange, any comparable rule or regulation of the primary securities exchange or quotation system on which the Common Stock is listed or quoted.

“Permit” means any permit, license, certification, approval, consent, notice, waiver, qualification, filing, exemption and authorization by or of, or registration with, any Governmental Authority.

“Person” means any individual, sole proprietorship, general partnership, limited partnership, limited liability company, joint venture, trust, unincorporated association, corporation, Governmental Authority or other entity or group (which term shall include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act and Rule 13d-5 promulgated under the Exchange Act).

“Stockholders’ Agreement” means that certain Stockholders’ Agreement, dated as of the date hereof, by and among the Company, CDP, DRPH and the other stockholders of the Company party thereto.

ARTICLE II
BOARD DESIGNEES

Section 2.1.    Nomination of Designees.

(a) Prior to the IPO, the Company and the Company’s Board of Directors (the “Board”) shall take all actions (including making any filings and disclosures, and taking any other actions, necessary to comply with applicable Law and the NYSE Rules) so that, immediately following the IPO, without any further action by the Company or the Board, the Board shall include (i) the Company’s then-current Chief Executive Officer, (ii) two (2) individuals designated by CDP, who shall be Stephen J. Cloobeck and Lowell D. Kraff (the “CDP Designees”), and (iii) two (2)

individuals designated by DRPH, who shall be Zachary Warren and B. Scott Minerd (the “DRPH Designees” and, together with the CDP Designees, the “Board Designees”). Nothing in this Agreement shall be interpreted to require a particular number of members of the Board or otherwise limit or restrict the ability of the Board to increase or decrease the size of the Board following the IPO, except to the extent necessary to include the Company’s then-current Chief Executive Officer and the Board Designees as members of the Board.

(b) In connection with any annual meeting of the Company’s stockholders or any special meeting of the Company’s stockholders at which directors of the Board are to be elected following the IPO, the Board shall (i) nominate for election to the Board of, (ii) unanimously recommend that the Company’s stockholders vote in favor of election to the Board of, and (iii) solicit proxies in favor of the election of, (A) the then current Chief Executive Officer of the Company and (B) any Board Designee whose term of office expires at such stockholder meeting (or, in the discretion of CDP or DRPH, as applicable, such replacement or successor designated by CDP or DRPH, as applicable) to the Board; provided, that any such replacement or successor designated by CDP or DRPH, as applicable (as well as any individual designated by CDP or DRPH pursuant to Section 2.1(a)) must meet the Company’s director qualification standards generally applicable to its non-officer directors.

Section 2.2.    Limitation on Designees. In no event shall be the Board be obligated pursuant to this ARTICLE II to, with respect to each Designating Party, nominate, appoint or elect a number of Board Designees in excess of the product of the total number of directors on the Board, multiplied by the percentage that the aggregate shares of Common Stock then owned of record and beneficially by such Designating Party and its Affiliates, collectively, represents of the total number of shares of Common Stock then outstanding, rounded up to the nearest whole number of directors; provided, that on the first date upon which a Designating Party and its Affiliates, collectively, own (of record and beneficially) less than ten percent (10%) of the total number of shares of Common Stock then outstanding, the Board shall no longer be obligated to nominate any Board Designees of such Designating Party pursuant to this ARTICLE II. If, as a result of the immediately preceding sentence, the Board is entitled, and intends, to nominate, appoint or elect less than all of the Board Designees of a Designating Party at a particular time, such Designating Party shall determine which of the Board Designees of such Designating Party shall no longer constitute Board Designees; provided, that for purposes of clarification, if at any point a Designating Party is entitled to designate less than the number of Board Designees then serving as directors on the Board, each Board Designee of such Designating Party then serving as a director shall be permitted to remain on the Board until the end of such Board Designee’s then-current term.

Section 2.3.    Additional Obligations.

(a) Promptly following the request of the Board, any individual designated by a Designating Party for election (including pursuant to Section 2.1(b)) as a director shall (i) furnish (A) a completed director and officer questionnaire with respect to the background and qualifications of such person, substantially in the form provided to and requested to be completed by the then current members of the Board, and (B) such nominee’s consent to the Company engaging in a background check of such nominee (including through a third party investigation firm), and information reasonably necessary to complete such a background check, in a manner consistent with background checks customarily engaged in by the Company for prospective new members of the Board, and (ii) make himself or herself available for interviews by the Board. Notwithstanding anything to the contrary in this ARTICLE II, in the event that the Board determines in good faith, after consultation with outside legal counsel, that its nomination, appointment or election of a particular Board Designee pursuant to Section 2.1(b) would constitute a breach of its fiduciary duties to the Company’s stockholders (provided that any such determination with respect to any individual designated by a Designating Party pursuant to this ARTICLE II shall be made no later than sixty (60) days after the individual’s compliance with the first sentence of this Section 2.3), then the Board shall inform such Designating Party of such determination in writing and explain in reasonable detail the basis for such determination and shall nominate another individual designated for nomination, election or appointment to the Board by such Designating Party (subject in each case to this Section 2.3) and the Board and the Company shall take all of the actions required by this ARTICLE II with respect to the election of such substitute Board Designee. It is hereby acknowledged and agreed that the fact that a particular Board Designee is an affiliate, director, professional or agent of a Designating Party shall not in and of itself constitute an acceptable basis for such determination by the Board.

(b) In the event that at any time there is a vacancy on the Board resulting from retirement, resignation or other termination of service for any reason of a Board Designee nominated by a Designating Party, the Company shall (subject to Section 2.3(a)) promptly fill such vacancy (for the remainder of the then current term) with an individual designated by such Designating Party; provided, that such individual shall be subject to the requirements of replacement or successor Board Designees set forth in Section 2.1(b).

(c) Each Board Designee shall be subject to applicable confidentiality requirements and other policies of the Company generally applicable to members of the Board (including the Company’s insider trading and disclosure policies) as in effect from time to time, at any time while he or she is on the Board to the same extent as the other directors on the Board. Each Board Designee shall also be entitled to indemnification protections and compensation for service on the Board to the same extent as each other member of the Board who is not an officer or employee of the Company or the Chairman or Vice Chairman of the Board.

ARTICLE III
MARKET ACTIVITIES BY CDP AND DRPH

Section 3.1.    Standstill Provision. Each Designating Party irrevocably and unconditionally agrees that, (i) following the IPO and for so long as such Designating Party owns, in the aggregate, together with all of its Affiliates and any other Persons with which any of the foregoing form a “group” (as defined in Section 13(d)(3) of the Exchange Act or Rule 13d-5 promulgated under the Exchange Act), beneficially or of record more than ten percent (10%) of the issued and outstanding shares of Common Stock (provided that the ownership of Common Stock by such other Persons shall be included for purposes of determining the applicability of this Section 3.1 only to the extent, and for so long as, such Designating Party, on the one hand, and such other Persons, on the other hand, are members of a “group”), such Designating Party and its Affiliates and their respective (A) directors, officers or managers and (B) members and equity holders shall not, in any manner, directly or indirectly, engage in any of the following activities:

(a) make any announcement with respect to, or publicly offer to elect, seek or propose (with or without conditions), any merger, acquisition, consolidation, other business combination, restructuring, recapitalization, tender offer, exchange offer or other extraordinary transaction with or involving the Company or any of its Subsidiaries or any of its or their securities or assets; provided, that nothing contained herein shall limit the ability of such Designating Party to file or amend its Schedule 13D filings regarding the Common Stock as required by Law or to make other securities or tax filings as required by Law so long as such Designating Party does not enter into any contract, agreement or understanding with respect to the Common Stock (other than this Agreement and the Stockholders’ Agreement), or otherwise take any action, in violation of its obligations under this ARTICLE III; or

(b) other than in connection with the designation of Board Designees by such Designating Party pursuant to ARTICLE II hereof, (i) initiate, propose, induce or attempt to induce any other Person to initiate any stockholder proposal, nominate any person to be elected as a member of the Board or make any attempt to call a special meeting of the Company’s stockholders, (ii) submit any proposal for consideration at, or bring any other business before, any meeting of the Company’s stockholders, or request that the Company include any proposals or nominees for election as members of the Board in any Company proxy statement, (iii) engage, or in any way participate, directly or indirectly, in any “solicitation” (as such term is defined in Rule 14a-1(1) promulgated under the Exchange Act) of proxies or consents (whether or not relating to the election or removal of directors), seek to advise, encourage or influence any Person with respect to the voting of any Company securities (except in support of proposals approved by the Board), or (iv) otherwise communicate with the Company’s stockholders or others pursuant to Rule 14a-1(1)(2)(iv) under the Exchange Act; provided, that nothing herein shall limit the ability of such Designating Party to vote its shares of Common Stock in favor of the Board Designees in accordance with the terms of the Stockholders’ Agreement.

ARTICLE IV
REPRESENTATION AND WARRANTIES OF THE COMPANY

Section 4.1.    Organization and Authority; Enforceability. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power, right and authority to enter into and perform its respective obligations under this Agreement and the other documents contemplated hereby to which it is a party; (ii) the execution, delivery and performance of this Agreement and each of the other documents contemplated hereby to which the Company is a party have been duly and properly authorized by all requisite action in accordance with applicable law and with the organizational documents of the Company; and (iii) each person executing this Agreement and any of the other documents contemplated hereby to which the Company is a party has the power and authority to execute and deliver this Agreement and each of the other documents contemplated hereby to which the Company is a party, to consummate the transactions contemplated hereby and thereby and to cause the Company to perform its obligations hereunder and thereunder.

Section 4.2.    No Conflicts; No Consents. The execution, delivery and performance of this Agreement and the other documents contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, will not (i) violate or result in a breach of any of the terms, conditions or provisions of the organizational documents of the Company; (ii) violate or result in a breach of any Law applicable to the Company or by which any of the Company’s property or assets may be bound; (iii) contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), permit any party to terminate, amend or accelerate the provisions of, or result in the imposition of any Lien (or any obligation to create any Lien) upon any of the property or assets of the Company under any contract, agreement, indenture, letter of credit, mortgage, security agreement, pledge agreement, deed of trust, bond, note, guarantee, surety obligation, warranty, license, franchise, permit, power of attorney, lease, instrument or other agreement to which the Company is a party or by which any of the Company’s property or assets may be bound; or (iv) contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both) any other agreement regarding the Common Stock to which the Company is a party. No Permit, authorization, consent or approval of or by, or any notification of or filing with, any Person is required by the Company in connection with the execution, delivery and performance of this Agreement or the consummation by the Company of the transactions contemplated hereby (other than such notifications or filings required under applicable federal or state securities Laws, if any).

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE DESIGNATING PARTIES

As of the date hereof and as of the date of the consummation of the IPO (except as indicated below), each Designating Party severally represents and warrants to the Company as follows:

Section 5.1.    Organization and Authority; Enforceability. Such Designating Party is duly organized, validly existing and in good standing under the laws of the state of its organization, and has full power, right and authority to enter into and perform its respective obligations under this Agreement and the other documents contemplated hereby to which it is a party; (ii) the execution, delivery and performance of this Agreement and each of the other documents contemplated hereby to which such Designating Party is a party have been duly and properly authorized by all requisite action in accordance with applicable law and with the organizational documents of such Designating Party; and (iii) each person executing, on behalf of such Designating Party, this Agreement and any of the other documents contemplated hereby to which such Designating Party is a party has the power and authority to execute and deliver this Agreement and each of the other documents contemplated hereby to which such Designating Party is a party, to consummate the transactions contemplated hereby and thereby and to cause such Designating Party to perform its obligations hereunder and thereunder.

Section 5.2.    Title. Following the LLC Exchange, such Designating Party will own, beneficially and of record, the shares of Common Stock issued to such Designating Party in the LLC Exchange, free and clear of any Liens.

Section 5.3.    No Conflicts; No Consents. The execution, delivery and performance of this Agreement and the other documents contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, will not (i) violate or result in a breach of any of the terms, conditions or provisions of the organizational documents of such Designating Party; (ii) violate or result in a breach of any Law applicable to such Designating Party or by which any of such Designating Party’s property or assets may be bound; (iii) contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), permit any party to terminate, amend or accelerate the provisions of, or result in the imposition of any Lien (or any obligation to create any Lien) upon any of the property or assets of such Designating Party under any contract, agreement, indenture, letter of credit, mortgage, security agreement, pledge agreement, deed of trust, bond, note, guarantee, surety obligation, warranty, license, franchise, permit, power of attorney, lease, instrument or other agreement to which such Designating Party is a party or by which any of such Designating Party’s property or assets may be bound; or (iv) contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both) any other agreement regarding the Common Stock to which such Designating Party is a Party. No Permit, authorization, consent or approval of or by, or any notification of or filing with, any Person is required by such Designating Party in connection with the execution, delivery and performance of this Agreement or the consummation by such Designating Party of the transactions contemplated hereby (other than such notifications or filings required under applicable federal or state securities Laws, if any).

ARTICLE VI
MISCELLANEOUS

Section 6.1.    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 6.2.    Expenses. Each party hereto shall be responsible for all expenses of such party incurred in connection with the transactions contemplated by this Agreement. In addition, each party shall be responsible for any and all expenses incurred by any other party in enforcing the provisions of this Agreement against such party.

Section 6.3.    Notices.

(a) All notices, requests, demands, waivers and other communications to be given by any party hereunder shall be in writing and shall be (i) mailed by first-class, registered or certified mail, postage prepaid, (ii) sent by hand delivery or reputable overnight delivery service or (iii) transmitted by fax or electronic mail (provided that a copy is also sent by reputable overnight delivery service) addressed, in the case of the Company or CDP, to 10600 West Charleston Boulevard, Las Vegas, Nevada 89135, Attention: Senior Vice President-Legal, with a copy provided to the attention of the Office of General Counsel at the same address, and in the case of DRPH, to Guggenheim Partners, c/o Josh Blosenski, 330 Madison Avenue, New York, New York 10173 or, in each case, to such other address as may be specified in writing to the other parties hereto.

(b) All such notices, requests, demands, waivers and other communications shall be deemed to have been given and received (i) if by personal delivery, fax or electronic mail, on the day of such delivery, (ii) if by first-class, registered or certified mail, on the fifth business day after the mailing thereof, or (iii) if by reputable overnight delivery service, on the first business day after the deposit therewith.

Section 6.4.    Termination. This Agreement shall automatically terminate, and be of no further force and effect, on the first date upon which CDP, DRPH and their respective Affiliates, collectively, own less than twenty percent (20%) of the issued and outstanding shares of Common Stock.

Section 6.5.    Representatives, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective legatees, legal representatives, successors and permitted assigns; provided that neither CDP nor DRPH may assign, delegate or otherwise transfer any of their respective rights or obligations under this Agreement except with the prior written consent of the Company, and any assignment without such consent of the Company shall be void.

Section 6.6.    Benefit. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any Person (other than CDP, DRPH or the Company) any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties mentioned above in this Section.

Section 6.7.    Governing Law; Consent to Jurisdiction. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. Each party hereby irrevocably consents to the jurisdiction and venue of the courts of the State of Delaware for all purposes in connection with any proceeding or cause of action that arises out of or relates to this Agreement and agree that any proceeding instituted under this Agreement shall be commenced, prosecuted and continued only in the courts of the State of Delaware. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Section 6.8.    Further Assurances. Each Designating Party agrees to execute such additional documents and take such further action as may be reasonably requested by the Company to effect the provisions of this Agreement.

Section 6.9.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument. To the extent signed and delivered by means of a fax or other electronic transmission (including .pdf), this Agreement shall be treated in all manner and respect as an original agreement and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

Section 6.10.    Entire Agreement. This Agreement supersedes all prior negotiations, agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 6.11. Interpretation. Article titles and headings to sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation hereof. As used herein, “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import; “writing,” “written” and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; references to a Person are also to its successors and permitted assigns; “hereof,” “herein,” “hereunder” and comparable terms refer to the entirety hereof and not to any particular article, section or other subdivision hereof or an attachment hereto; references to any gender include references to the plural and vice versa; references to this Agreement or other documents are as amended or supplemented from time to time; and references to “Article,” “Section” or another subdivision or to an attachment are to an article, section or subdivision hereof or an attachment hereto.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

DIAMOND RESORTS INTERNATIONAL, INC.

By:    /s/ David F. Palmer
Name: David F. Palmer
Title: President and CEO

CDP:

CLOOBECK DIAMOND PARENT, LLC

By:    /s/ Stephen J. Cloobeck
Name: Stephen J. Cloobeck
Title: Sole Manager

DRPH:

DRP HOLDCO, LLC

By:    /s/ Zachary D. Warren
Name: Zachary D. Warren
Title: Authorized Person

[Signature page to Director Designation Agreement]